SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2004

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5: Other Events.

On February 26, 2004, Murray A. Goldman, Chairman of the board of directors of Transmeta Corporation since November 1998 and its Chief Executive Officer from October 2001 to April 2002, made a scheduled and limited sale of 150,000 shares of Transmeta common stock. Dr. Goldman’s limited sale is consistent with, and the only such sale contemplated by, a lock-up agreement that he entered in favor of the underwriters for Transmeta’s offering of common stock that was announced on November 25, 2003 and priced on December 17, 2003. Transmeta expects that the proceeds from Dr. Goldman’s limited sale will be used to make full payment of an outstanding promissory note due to Transmeta in March 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION

Date: February 27, 2004	By:	/s/ John O’Hara Horsley

John O’Hara Horsley Vice President, General Counsel & Secretary